Exhibit 10.2
AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT to the CONSULTING AGREEMENT (the “First Amendment”) is made and entered into on this 31st day of May, 2025 (the “First Amendment Effective Date”), by and between BioCryst Pharmaceuticals, Inc., a Delaware Corporation and Anthony Doyle

RECITALS

    WHEREAS, BioCryst and Anthony Doyle entered into a Consulting Agreement (the “Agreement”) having an effective date of April 9, 2025; and

    WHEREAS, both parties wish to extend the term of the Agreement.

    NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BioCryst and Anthony Doyle, intending to be legally bound, have agreed to amend the terms of the Agreement as follows:

The Term of the Agreement shall be extended through December 31, 2025, and shall automatically continue thereafter on a month-to-month basis until terminated by either party upon thirty (30) days’ written notice.

    Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date above written.

Anthony Doyle	BioCryst Pharmaceuticals, Inc.
Signature: /s/ Anthony Doyle	Signature: /s/ Alane Barnes
Name: Anthony Doyle	Name: Alane Barnes
Title: Consultant	Title: Chief Legal Officer